Exhibit 99.1

SUPERIOR MODULAR PRODUCTS INCORPORATED

FINANCIAL REPORT

DECEMBER 31, 2007

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	3

FINANCIAL STATEMENTS
Balance sheet	4
Statement of income	5
Statement of stockholder’s equity	6
Statement of cash flows	7
Notes to financial statements	8-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of

    Superior Modular Products Incorporated

Swannanoa, North Carolina

We have audited the accompanying balance sheet of Superior Modular Products Incorporated (doing business as SMP Data Communications), a wholly-owned subsidiary of Preformed Line Products Company, (the “Company”) as of December 31, 2007, and the related statements of income, stockholder’s equity, and cash flows for the year then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superior Modular Products Incorporated as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

Christiansburg, Virginia

August 1, 2008

20/1

SUPERIOR MODULAR PRODUCTS INCORPORATED

BALANCE SHEET

December 31, 2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$810,317
Trade receivables, less allowance for doubtful accounts of $114,800	3,533,548
Other receivables (Note 2)	396,545
Receivable from related party	60,731
Inventories (Note 3)	3,362,998
Prepaid expenses and other assets	70,613
Deferred tax assets, current (Note 7)	383,472

Total current assets	8,618,224

PROPERTY AND EQUIPMENT (Note 4)
Land, buildings and equipment	20,544,378
Less accumulated depreciation	(16,148,222)

4,396,156

OTHER ASSETS
Long-term deferred tax assets (Note 7)	121,862

$13,136,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$226,201
Purchase order liability	778,528
Commissions and incentives payable	93,847
Accrued vacation and sick pay	177,603
Customer prepayments	111,740
Accrued royalties	154,484
Accrued audit fee	166,500
Customer incentives	131,992
Accrued administrative expenses	62,625
Income taxes payable	21,005
Other current liabilities	68,340

Total current liabilities	1,992,865

STOCKHOLDERS’ EQUITY
Capital stock ($1 par value, 1,000 shares authorized, issued and outstanding)	1,000
Paid-in capital	12,144,877
Retained earnings (deficit)	(1,002,500)

11,143,377

$13,136,242

The Notes to Financial Statements are an integral part of this statement.

SUPERIOR MODULAR PRODUCTS INCORPORATED

STATEMENT OF INCOME

Year Ended December 31, 2007

Sales:
Domestic sales	15,764,075
International sales	5,554,020
Sales to related parties	233,722

21,551,817

Cost of goods sold:
Domestic sales	12,443,516
International sales	4,708,173
Sales to related parties	200,388

17,352,078

Gross profit	4,199,739
General, selling, and administrative expenses	5,480,106

(1,280,367)
Royalty income, net	1,930,035

Operating income	649,668
Interest income	62,691

Income before provision for income taxes	712,359
Income tax expense (Note 7)	276,362

Net income	$435,997

Net income per share:
Basic and dilutive	$436

The Notes to Financial Statements are an integral part of this statement.

SUPERIOR MODULAR PRODUCTS INCORPORATED

STATEMENT OF STOCKHOLDER’S EQUITY

Year Ended December 31, 2007

	Common Stock	Paid-in Capital	Retained Earnings (Deficit)	Total
Balance, December 31, 2005	$1,000	$12,144,877	$—	$12,145,877
Dividends	—	—	(1,214,099)	(1,214,099)
Net income	—	—	275,602	275,602

Balance, December 31, 2006	1,000	12,144,877	(938,497)	11,207,380
Dividends	—	—	(500,000)	(500,000)
Net income	—	—	435,997	435,997

Balance, December 31, 2007	$1,000	$12,144,877	$(1,002,500)	$11,143,377

The Notes to Financial Statements are an integral part of this statement.

SUPERIOR MODULAR PRODUCTS INCORPORATED

STATEMENT OF CASH FLOWS

Year Ended December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$435,997
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	664,785
Deferred income tax expense	289,663
Gain on sale of fixed assets	13,118
Changes in current assets and liabilities:
(Increase) decrease in:
Receivables	(1,506,333)
Inter-company receivables	(49,447)
Inventories	24,286
Prepaid expenses	12,758
(Decrease) increase in:
Accounts payable and accrued expenses	364,750

Net cash provided by operating activities	249,577

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(409,148)

Net cash used in investing activities	(409,148)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(500,000)

Net cash used in financing activities	(500,000)

Decrease in cash and cash equivalents	(659,571)
CASH AND CASH EQUIVALENTS
Beginning	1,469,888

Ending	$810,317

The Notes to Financial Statements are an integral part of this statement.

SUPERIOR MODULAR PRODUCTS INCORPORATED

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 1.	Description of Business and Summary of Significant Accounting Policies

Description of business:

Founded in 1990, Superior Modular Products Incorporated, doing business as SMP Data Communications, (“SMP,” or the “Company”) manufactures high-speed data communication interconnection devices for voice, data, and video applications.

SMP is a wholly-owned subsidiary of Preformed Line Products Company. The Company’s operations are located near Asheville, North Carolina.

Basis of presentation:

The accompanying financial statements include transactions and balances with the Company’s parent and with entities under common control of the Company’s parent. Because of the nature of related party transactions, the accompanying financial statements may not be indicative of the conditions that would have existed or the results of operations that would have occurred if the Company had operated without such related parties.

Cash and cash equivalents:

The Company maintained its operating account at a commercial bank during fiscal year 2007. The account is insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. As of December 31, 2007, the Company had bank deposits in excess of $100,000 totaling $702,600; the Company has not experienced any losses on these accounts and does not consider that it is subject to any credit risk on cash and cash equivalents maintained in these accounts. Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less at the time of acquisition.

Trade accounts receivable and allowance for doubtful accounts:

Trade accounts receivable are recorded at the invoiced amount and do not typically bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews outstanding trade accounts receivable at the end of each month and records allowances for doubtful accounts as deemed appropriate. The allowance for doubtful accounts for total trade accounts receivable is based on percentages applied to trade receivable groups that have been stratified by invoice payment terms. The percentages used are based on the Company’s historical experience and management’s current judgment regarding the state of the economy and the industry. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

Inventories:

The Company’s inventories are stated at the lower of standard cost (which approximates actual cost under the first-in, first-out method) or market. Slow moving and obsolete inventories are reviewed throughout the year. To calculate a reserve for obsolescence, any inventory that has been slow moving within the past 12 months is evaluated and reserved if deemed appropriate, based on percentages applied to inventory groups that have been stratified by usage. If a product that had previously been reserved for is subsequently sold, the amount of reserve specific to that item is then reversed.

(continued)

SUPERIOR MODULAR PRODUCTS INCORPORATED

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 1.	Description of Business and Summary of Significant Accounting Policies (continued)

Property and equipment:

Property and equipment are stated at cost. Depreciation and amortization are provided for using both straight-line and declining balance methods over the estimated useful lives of the assets. Estimated useful lives are thirty-nine years for buildings and improvements and two to seven years for machinery and equipment and furniture and fixtures.

Deferred tax assets:

Deferred taxes are recognized at currently enacted tax rates for temporary differences between the financial reporting and income tax bases of assets and liabilities and operating loss and tax credit carry forwards. The Company established a valuation allowance, primarily related to state income taxes, to record deferred tax assets at an amount that is more likely than not to be realized. In the event it is determined that it will be able to realize its deferred tax assets in the future in excess of their recorded amount, an adjustment to the valuation allowance would increase income in the period such determination was made. Likewise, should it be determined that the Company would not be able to realize all or part of its net deferred tax assets in the future, an adjustment to the valuation allowance would be charged to expense in the period such determination was made.

Revenue recognition:

Revenue from the sale of goods is recognized at the time of product shipment or delivery to the customer, whenever the customer takes ownership and assumes risk of loss based on shipping terms. The Company also derives revenue from patent licensing. The timing and amount of royalty revenues recognized from each licensee depends upon a variety of factors, including the specific terms of each license agreement, the nature of the deliverables, and production volume of the licensee.

Patents:

Costs incurred to obtain patents and patent license agreements are capitalized when incurred. Costs associated with maintaining and defending patents subsequent to their issuance are expensed and reflected as a reduction of royalty income.

The Company owns rights to various patents with expiration dates ranging from 2009 through 2021 which are subject to patent license agreements; the terms of the majority of the license agreements run through the expiration of the patents. Under the terms of these agreements, the licensee is granted permission to use patented information in specific applications. There are no material future obligations associated with such licenses. Licensees submit quarterly reports summarizing their sales of covered products and the related royalty obligation to the Company.

Shipping and handling costs:

Shipping and handling costs include the costs incurred to physically move finished goods from the Company’s warehouse to the customers’ designated location and the costs to store, move and prepare the finished goods for shipment. All amounts billed to a customer in a sale transaction related to shipping and handling are classified as sales revenue. During 2007, $222,861 was billed to customers for shipping and handling costs and is included in sales. Shipping and handling costs of approximately $541,558 are included in cost of goods sold for the year ended December 31, 2007.

(continued)

SUPERIOR MODULAR PRODUCTS INCORPORATED

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 1.	Description of Business and Summary of Significant Accounting Policies (continued)

Research and development:

Research and development costs are expensed as incurred. The Company sponsored costs for research and development of new products was $1,113,000 in 2007.

Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Impairment or disposal of long-lived assets:

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. When applicable, assets to be disposed of are reported separately in the balance sheet at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

Net income per share:

Basic net income per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. Basic and diluted net income per share are the same since there are no potentially dilutive securities outstanding.

Commitments and contingencies:

Liabilities for loss contingencies arising from product warranties and defects, claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising:

Advertising costs are expensed in the period incurred. Advertising expenses of approximately $277,681 are included in operating expenses for the year ended December 31, 2007.

(continued)

SUPERIOR MODULAR PRODUCTS INCORPORATED

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 2.	Other Receivables

Other receivables include the following at December 31, 2007:

Royalty receivables	$385,965
Employee receivables	10,580

$396,545

Note 3.	Inventories

Inventories as of December 31, 2007 consist of the following:

Raw materials	$3,133,035
Work-in-process	38,419
Finished goods	652,048

3,823,502
Reserve for obsolescence	(460,504)

$3,362,998

Note 4.	Property and Equipment, Net

Property and equipment is recorded at cost. As of December 31, 2007, property and equipment, net of accumulated depreciation, consists of the following:

Land	$490,272
Buildings and improvements	3,964,148
Machinery and equipment	14,992,722
Furniture and equipment	774,175
Tooling in progress	323,061

20,544,378
Less accumulated depreciation	16,148,222

Total property and equipment, net	$4,396,156

Note 5.	Employee Benefits

The Company maintains a 401(k) retirement savings plan for the benefit of its eligible employees. Substantially all of the Company’s employees who meet certain service and age requirements are eligible to participate in the plan. The Company made matching contributions to the plan that were expensed during the Company’s fiscal year ended December 31, 2007 totaling $33,330.

(continued)

SUPERIOR MODULAR PRODUCTS INCORPORATED

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 6.	Business and Credit Concentrations, Major Customers and Geographic Information

The Company provides credit, in the normal course of business, to various commercial enterprises, governmental entities and not-for-profit organizations. Concentration of credit risk with respect to trade receivables is limited due to the Company’s large number of customers. At December 31, 2007 five customers accounted for 12%, 11%, 10%, 6%, and 5%, respectively, of accounts receivable. The total credit granted to these five customers amounted to approximately $1,600,000. The Company also manages exposure to credit risk through credit approvals, credit limits and monitoring procedures. Management believes that credit risks as of December 31, 2007 have been adequately provided for in the financial statements.

For the year ended December 31, 2007, 14%, or approximately $2,900,000 of sales were attributable to one customer. Amounts due from this customer were $426,477 at December 31, 2007. No other single customer or distributor accounted for more than 10% of net sales for the year ended December 31, 2007. As of December 31, 2007, no customer had an outstanding balance payable to the Company in excess of 5% of total shareholders’ equity.

The Company purchases raw materials from several vendors. For the year ended December 31, 2007, approximately $1,500,000 or 12% of purchases were from a single vendor.

Note 7.	Income Taxes

The components of federal income tax expense are as follows:

Current	$244,838
Deferred	31,524

$276,362

The reconciliation of expected income tax expense at the statutory federal rate with the reported tax expense at the effective rate is as follows:

Expected tax expense at current rates	$242,202	34.0%
Increase (decrease) in taxes resulting from:
Meals and entertainment	14,032	2.0%
Officer’s life insurance	1,061	0.2%
Change from 35% to 34% tax rate	22,711	3.2%
Other permanent differences	(3,644)	(0.6)%

	$276,362	38.8%

(continued)

SUPERIOR MODULAR PRODUCTS INCORPORATED

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 7.	Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

Deferred tax assets:
Accrued vacation	$51,931
Allowance for doubtful accounts	39,032
Rebate reserve	32,989
Inventory obsolescence reserve	156,570
Inventory capitalization	46,827
Inventory lesser of cost or market adjustment	11,614
Accrued professional fees	14,153
Other miscellaneous deferrals	30,356

383,472

Long-term:
Basis difference in intangible assets	218,744
Net state operating loss carryforwards	438,449
Valuation allowance	(438,449)

218,744

Total deferred tax assets	602,216

Deferred tax liabilities:
Long-term:
Basis difference in fixed assets	(96,882)

Total deferred tax asset, net	$505,334

Based on the Company’s historical and projected pretax earnings and other relevant factors, management believes that it is more likely than not that the Company’s deferred tax assets at December 31, 2007 will be realized, except for certain state net operating loss carryforwards which are subject to a 100% valuation allowance. As of December 31, 2007, the Company had approximately $400,000 state operating loss carryforwards, which will expire between 2016 and 2022. The increase in the valuation allowance of $3,486 in 2007 is due to the state net operating loss incurred.

Income taxes paid were approximately $340,000 in 2007.

The Company files a consolidated federal income tax return with its parent, Preformed Line Products Company. The provision and amounts payable to Preformed Line Products Company for federal income taxes reflect the taxes which would have been applicable if a separate return had been filed by the Company. During 2007, the Company’s parent adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FAS Statement No. 109, Accounting for Income Taxes. Since the Company does not file a separate return from its parent, the adoption of this interpretation did not have a material impact on the Company’s results of operations, financial position, or liquidity.

Note 8.	Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, trade accounts receivable, other receivables, and accounts payable and accrued expenses, including accrued compensation and payroll taxes and income taxes payable, approximate fair value because of the short maturity of these instruments.

(continued)

SUPERIOR MODULAR PRODUCTS INCORPORATED

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 9.	Contingencies

From time to time, the Company is involved in various claims, legal actions and regulatory reviews arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 10.	Patents

The Company owns rights to two patents which produce all of the Company’s royalty revenue. The first patent, which expires in 2012, generates approximately 93% of the Company’s royalty revenue. Approximately 54% of the revenue from this patent is earned from one licensee. The second patent expires in 2021. During 2007, the Company settled two patent infringement cases and received $550,000. The settlements are included in royalty income, net of expenses.

Note 11.	Subsequent Events

Effective May 30, 2008, Superior Modular Products Incorporated was acquired by Optical Cable Corporation (OCC), headquartered in Roanoke, Virginia. The Company will continue to take part in commerce under its current moniker, but its future financial statements will be consolidated as a wholly-owned subsidiary of OCC.

Note 12.	Recent Accounting Standards

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), which clarifies the definition of fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles, and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of SFAS No. 157.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 allows entities to measure eligible financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The Statement will be effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS 159.

As of December 31, 2007, there are no other new accounting standards issued, but not yet adopted by the Company, which are expected to be applicable to its financial position, operating results or financial statement disclosures.